EXHIBIT 3(ii).3

                                     BYLAWS
                                       OF
                              J.A.B. HONDURAS, INC.

                                    ARTICLE I
                                     Offices

The principal office of the Corporation in the State of Florida shall be located in the City of Winter Park, County of Orange. The Corporation may have offices at other places within or without the State of Florida as the board of directors may from time to time determine or as the business of the Corporation may require.

The address of the Corporation's registered office, required by Florida law to be maintained in the State of Florida, may be changed from time to time by the board of directors. The registered office may be, but need not be, identical to the Corporation's principal office in the State of Florida.

                                   ARTICLE II
                                  Shareholders

Section 1. Annual Meeting.

(a) The annual meeting of the shareholders of the Corporation shall be held within the first sixty (60) days after the end of each fiscal year of the Corporation, and not more than thirteen (13) months shall elapse between each such annual meeting.

(b) Business to be transacted at such meeting shall be the election of directors to succeed those whose terms are expiring and such other business as may be properly brought before the meeting.

(c) In the event that the annual meeting, by mistake or otherwise, shall not be called and held as herein provided, a special meeting may be called as provided for in Section 2 of this Article II in lieu of, for the purposes of, and with the same effect as the annual meeting.

Section 2. Special Meetings. Special meetings of the shareholders may be called by the President or a majority of the board of directors, or when requested in writing by the holders of not less than one-tenth of the shares entitled to vote at the meeting. The call for the meeting shall be issued by the Secretary unless the President, board of directors, or calling shareholders designate another person to call the meeting, by preparing and sending an appropriate notice. Business transacted at any special meeting of the shareholders shall be limited to the purposes in the notice of the meeting.

Section 3. Place. Meetings of the shareholders may be held at any place designated by the board of directors in the notice for the meeting and may be held either within or without the State of Florida. If no designation is made, the meeting shall be at the Corporation's principal office in the State of Florida.

Section 4. Notice. Written notice from the board of directors stating the place, day, and hour of the annual meeting of the shareholders, and in the case of a special meeting, also stating the purpose or purposes for which the special meeting is called, shall be delivered to each shareholder of record entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. Notice shall be delivered either personally or by first-class mail, by or at the direction of the President, Secretary, or the officer or person calling the meeting. If mailed, the notice is deemed to be delivered when deposited in the United States mail with postage thereon paid, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation or at such other address designated by the shareholder.


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Section 5. Adjourned Meeting.

(a) When the annual meeting is convened, or when any special meeting is convened, the presiding officer may adjourn it for such period of time as may be reasonably necessary to reconvene the meeting at another place and time.

(b) The presiding officer shall have the power to adjourn any meeting of the shareholders for any proper purpose, including, but not limited to, lack of a quorum, securing a more adequate meeting place, electing officials to count and tabulate votes, reviewing any shareholder proposals or passing upon any challenge which may properly come before the meeting.

(c) If the time and place to which a meeting is adjourned are announced at the meeting at which the adjournment is taken, it will not be necessary to give any notice of the adjourned meeting. On the reconvening of an adjourned meeting, any business may be transacted that might have been transacted at the original meeting. If, however, after the adjournment, the board of directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting will be given on the new record date as provided in this Article to each shareholder of record entitled to vote at such meeting.

Section 6. Closing of Transfer Books and Fixing Record Date.

(a) For the purpose of determining shareholders entitled (i) to notice of or to vote at any meeting of shareholders or any adjournment thereof, or (ii) to receive payment of any dividend, or in order to make the determination of shareholders for any other purpose, the board of directors of the Corporation may provide that the stock transfer book shall be closed for a stated period not to exceed, in any case, seventy (70) days prior to the date on which the particular vote requiring such determination of shares is to be taken.

(b) In lieu of closing the stock transfer books, the board of directors may fix, in advance, a date as the record date for any such determination of shareholders, such date, in any case, to be not more than seventy (70) days prior to the date on which the particular action requiring such determination of shares is to be taken.

(c) If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

(d) When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the board of directors fixes a new record date under this section for the adjourned meeting.

Section 7. Record of Shareholders Having Voting Rights.

(a) The officer(s) or agent(s) having charge of the stock transfer books or shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete alphabetical list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, of shares held by each. For a period of ten
(10) days prior to such meeting, this list shall be kept on file at a place identified in the meeting notice in the city where the meeting will be held,


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at the principal place of business of the  Corporation,  or at the office of the transfer agent or registrar of the Corporation, and any shareholder shall be entitled to inspect the list at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting.

(b) If the requirements of this Article have not been substantially complied with, then, on the demand of any shareholder, in person or by proxy, the meeting shall be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

Section 8. Shareholder Quorum. Unless provided otherwise by the Articles of Incorporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, provided that specified items of business that require a vote by a class or series of stock shall need a majority of such class or series to constitute a quorum. After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof. If the holders of a majority of the shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting. At such adjourned meeting at which a quorum is present and represented, as provided by Section 5, Article II, any business may be transacted that might have been transacted at the meeting as originally noticed.

Section 9. Voting of Shares by Certain Holders.

(a) Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy as designated by the bylaws of such corporate shareholder; or in the absence of any applicable bylaw, by such person as the board of directors of the corporate shareholder may designate in writing to the secretary of the Corporation for the purpose of the particular meeting.

(b) Shares of stock of this Corporation owned by this Corporation, or another corporation the majority of the voting stock of which other company is owned or controlled by this Corporation, shall not be voted, directly or indirectly, at any meeting or counted as outstanding for the purpose of any shareholders' quorum or vote.

(c) Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name or the name of his nominee.

(d) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or any assignee for the benefit of creditors may be voted by him without the transfer thereof into his name.

(e) A shareholder whose shares are pledged shall be entitled to vote such shares (unless the agreement of pledge otherwise provides) until the shares have been transferred into the name of the pledgee according to an agreement between the parties or pursuant to court order, and, thereafter, the pledgee or his nominee shall be entitled to vote the shares so transferred.

(f) On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof



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upon surrender of certificates  therefor,  such shares shall not be deemed to be outstanding shares and shall not be entitled to vote on any matter.

Section 10. Voting. If a quorum is present and unless otherwise provided in the Articles of Incorporation, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter of such meeting shall be the act of the shareholders. Every shareholder having the right and entitled to vote at a meeting of shareholders shall be entitled upon each proposal presented at the meeting to one vote for each share of voting stock recorded in his name on the books of the Corporation on the record date fixed as provided in Section 6. A shareholder may vote either in person or by proxy, as provided in Section 11 of this Article II. At each election for directors, every shareholder entitled to vote at the election shall have the right to vote the number of shares owned by him for and among as many persons as there are directors to be elected at that time and for whose election he has a right to vote. Cumulative voting is not allowed. The presiding officer at any meeting of the shareholders shall have the power to determine the method and means of voting when any matter is to be voted upon. The method and means of voting may include, but shall not be limited to, vote by ballot, vote by hand, or vote by voice. No method of voting may be adopted, however, that fails to take account of any shareholder's right to vote by proxy as provided for in Section 11 of this Article II. In no event may any method of voting be adopted which would prejudice the outcome of the vote.

Section 11. Proxies.

(a) Every shareholder or his duly authorized attorney-in-fact entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be in writing and signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

(b) If a single proxy confers authority upon two or more persons to vote the same share or shares, a majority of those individuals present at the meeting may exercise all of the powers conferred by the instrument, unless provided to the contrary in such instrument. If the proxy holders present at such meeting are equally divided as to the right and manner of voting on any particular issue, however, the voting of such shares shall be voted pro rata on each such issue. If, by separate instruments, authority is conferred upon two or more persons to vote the same shares, the most recently executed instrument shall control, and all prior instruments shall be null and void, unless the most recent instrument provides to the contrary.

(c) The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of shareholders.

(d) A proxy which states that it is irrevocable is irrevocable when it is held by any of the following or a nominee of any of the following: (i) a pledgee;
(ii) a person who has purchased or agreed to purchase the shares; (iii) a creditor or creditors of the Corporation who extend or continue to extend credit to the Corporation in consideration of the proxy, if the proxy states that it was given in consideration of such extension or continuation of credit, the amount thereof, and the name of the person extending or continuing credit; (iv) a person who has contracted to perform services as an officer of the Corporation, if a proxy is required by the contract of employment, if the proxy states that it was given in consideration of such contract of employment, and if it states the name of the employee and the period of employment contracted for; and (v) a person designated by or under an agreement as provided in Article II,
Section 13, hereof.


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(e)  Notwithstanding a provision in a proxy stating that it is irrevocable,  the proxy becomes revocable after the pledge is redeemed, the debt of the Corporation is paid, the period of employment provided for in the contract of employment has terminated, or the agreement under Article II, Section 13, hereof has terminated and, in a case provided for in Section 11(d)(iii) or Section 11(d)(iv) of this Article II becomes revocable three (3) years after the date of the proxy or at the end of the period, if any, specified therein, whichever period is less, unless the period of irrevocability of the proxy is as provided in this Section 11. This Section 11(e) does not affect the duration of a proxy under Section 11(a) of this Article II.

(f) Notwithstanding a provision making it irrevocable, a proxy may be revoked by a purchaser of shares without knowledge of the existence of the provisions unless the existence of the proxy and its irrevocability is noted conspicuously on the face or back of the certificate representing such shares.

(g) If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.

Section 12. Voting Trusts.

(a) One or more shareholders may create a voting trust, conferring on a trustee the right to vote or otherwise act for such shareholder(s), by signing an agreement setting out the provisions of the trust (which may include anything consistent with its purpose) and transferring their shares to the trustee. When a voting trust agreement is signed, the trustee shall prepare a list of the names and addresses of all owners of beneficial interests in the trust, together with the number and class of shares each transferred to the trust, and shall deliver copies of the list and agreement to the Corporation's principal office.

(b) A voting trust becomes effective on the date the first shares subject to the trust are registered in the trustee's name. A voting trust is valid for not more than ten (10) years after its effective date unless extended under subsection 12(c) of this Article II.

(c) All or some of the parties to a voting trust may extend it for additional terms of not more than ten (10) years each by signing an extension agreement and obtaining the voting trustee's written consent to the extension. An extension is valid for ten (10) years from the date the first shareholder signs the extension agreement. The voting trustee must deliver copies of the extension agreement and a list of beneficial owners to the Corporation's principal office. An extension agreement binds only those parties signing it.

Section 13. Voting Agreements.

(a) Two or more shareholders may provide for the manner in which they will vote their shares by signing an agreement for that purpose. A voting agreement created under this section is not subject to the provisions of Section 12 of this Article II.

(b) A voting agreement created under this section is specifically enforceable.

(c) When signed, the voting agreement must be delivered to the Corporation's principal office and, once there, shall be open to inspection by any shareholder of the Corporation or any party to the agreement in accordance with Article VI, Section (c) of these Bylaws.

Section 14. Waiver of Notice. Whenever any notice is required to be given to any shareholder under the provisions of the Articles of Incorporation or Bylaws of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, and delivered to the Corporation for inclusion in the minutes or filing with the Corporation's records shall be equivalent


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to the  giving  of such  notice.  Attendance  of a  person  at a  meeting  shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any waiver of notice of such meeting.

Section 15. Action by Shareholders Without a Meeting. Any action required by law, the Bylaws, or the Articles of Incorporation of the Corporation to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than a minimum number of shares that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon. Within ten (10) days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation, or sale or exchange of assets for which dissenters rights are provided under law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provision of the law regarding the rights of dissenting shareholders.

                                   ARTICLE III
                                    Directors

Section 1. Board of Directors. The business of the Corporation shall be managed and its corporate powers exercised by a board of one or more directors.

(a) Qualification: Directors are not required to be residents of this state or shareholders of this Corporation.

(b) Compensation: The board of directors shall have authority to fix the compensation of the directors.

(c) Presumption of Assent: A director of the Corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against the action or abstains from voting in respect to it because of an asserted conflict of interest.

(d) A director shall perform his or her duties as a director, including his or her duties as a member of any committee of the board of directors upon which he may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

(e) In performing his or her duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by: (i) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented; (ii) legal counsel, public accountants or other persons as to matters which the director reasonably believes to be within such persons' professional or expert competence; or (iii) a committee of the board upon which he or she does not serve, duly designated in accordance with a provision of the Articles of Incorporation or these Bylaws, as to matters within its designated authority, which committee the directors reasonably believe to merit confidence.


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(f) In performing his or her duties, a director may consider such factors as the director deems relevant, including the long-term prospects and interest of the Corporation and its shareholders, and the social, economic, legal, or other effects of any action on the employees, suppliers, or customers of the Corporation or its subsidiaries, the communities and society in which the Corporation or its subsidiaries operate, and the economy of the state and nation.

(g) A director shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause such reliance described in Section 1(e) of this Article III to be unwarranted.

(h) A person who performs his or her duties in compliance with Section 1 of this
Article III shall have no liability by reason of being or having been a director of the Corporation.

(i) A director is not personally liable for monetary damages to the Corporation, a shareholder, or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless:

(i) The director breached or failed to perform his duties as a director; and

(ii) The breach or failure constitutes any one of the following:

(A) A violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful;

(B) A transaction from which he derived an improper personal benefit, as that term is defined in accordance with Fla. Stat. Section 607.0831;

(C) An unlawful  dividend,  distribution  or stock  repurchase  under Fla. Stat.
Section 607.0834;

(D) In a derivative or other shareholder proceeding, conscious disregard for the best interests of the Corporation or willful misconduct; or

(E) In a proceeding by another third party, recklessness or an act or omission committed in bad faith, or with malicious purpose, or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.
"Recklessness" is defined to mean an act or omission to act in conscious disregard of a risk:

(i) Known, or so obvious that it should have been known to the director; and

(ii) Known to the director, or so obvious that it should have been known to be so great as to make it highly probable that harm would follow from such action or omission.

Section 2. Number, Election, and Term of Directors.

(a) The exact number of directors making up the board shall be the number from time to time fixed by resolution of a majority of the full board at any meeting thereof, except as to the number constituting the initial board of directors, which number shall be fixed by the Articles of Incorporation. No decrease in the number of the board shall have the effect of shortening the term of any incumbent director.



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(b) Each  person  named in the  Articles  of  Incorporation  as a member  of the initial board of directors shall hold office until the first annual meeting of shareholders and until his successor shall have been elected and qualified or until his earlier resignation, removal from office, or death.

(c) The directors shall be elected at the first annual meeting of shareholders and, at each annual meeting thereafter, by a plurality of the votes cast at such election, and shall hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office, or death.

(d) At the annual meeting of the directors, the directors shall elect a chairman of the board who shall serve until the next annual meeting. The chairman of the board shall preside at all meetings of the board of directors and shareholders.

Section 3. Vacancies. Vacancies in the board of directors, whether occurring by reason of an increase in the size of the board or the death, resignation, disqualification, or removal of a director, shall be filled by the affirmative vote of the majority of the full board of remaining directors, even if the remaining directors do not constitute a quorum. A director elected to fill a vacancy shall hold office until the next annual or special meeting of the stockholders after the creation of such vacancy, or his earlier resignation, removal, or death.

Section 4. Annual and Regular Meetings of the Board. The annual meeting of the board of directors shall be held in each year immediately after and at the same place as the annual meeting of shareholders. Regular meetings of the board shall be held at such place and time thereafter during the year as the board of directors may fix. Annual or regular meetings of the board of directors may be held within or without the State of Florida, and no notice need be given any director concerning any annual or regular meeting. Members of the board of directors may participate in any regular or special meeting by means of a conference' telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at such meeting. Directors' meetings may be combined with and held simultaneously with meetings of the shareholders.

Section 5. Special Meetings of the Board. Special meetings of the board of directors may be called at any time and place by the President, the Chairman of the board, or by a majority of the directors. Notice of each special meeting shall be given by the Secretary to each director not less than forty-eight (48) hours before the meeting. Notice of a special meeting may be given by telephone. Notice of a special meeting of the board, however, need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a special meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting. Special meetings of the board of directors may be held within or without the State of Florida.

Section 6. Quorum and Voting. Unless provided otherwise by the Articles of Incorporation, a majority of the number of directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business. In addition to those directors who are physically present at a meeting, directors shall for purposes of these Bylaws be deemed present at such meeting if a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other at the same time is used. A resolution passed on the telephone by all the directors for the time being entitled to receive notice of a meeting of the directors shall be as valid and effectual as a resolution passed at a physical meeting. The act of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless provided to the contrary in the Articles of Incorporation. A director who is present at a meeting on which action on any corporate matter is taken shall be deemed in favor of the action taken, unless he votes against the action or abstains from voting with respect thereto because of an asserted conflict of interest. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the board of directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Section 7. Director Conflict of Interest.

(a) A conflict of interest transaction is a transaction with the Corporation in which a director of the Corporation has a direct or indirect interest. A conflict of interest transaction is not voidable by the Corporation solely because of the director's interest in the transaction if any one of the following is true:

(1) The material facts of the transaction and the director's interest were disclosed or known to the board of directors or a committee of the board of directors and the board of directors or committee authorized, approved, or ratified the transaction;

(2) The material facts of the transaction and the director's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transaction; or

(3) The transaction was fair and reasonable to the Corporation at the time it is authorized by the board, a committee, or the shareholders.

(b) For purposes of this section, a director of the Corporation has an indirect interest in a transaction if (i) another entity in which he has a material financial interest or in which he is a general partner is a party to the transaction, or (ii) another entity of which he is a director, officer, or trustee is a party to the transaction and the transaction is or should be considered by the board of directors of the Corporation.

(c) For purposes of subsection (a)(1), a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of a majority of the directors on the board of directors (or on the committee) who have no direct or indirect interest in the transaction, but a transaction may not be authorized, approved, or ratified under this section by a single director. If a majority of the directors who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum is present for the purpose of taking action under this section. The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction does not affect the validity of any action taken under subsection (a)(1) if the transaction is otherwise authorized, approved, or ratified as provided in that subsection.

(d) For purposes of subsection (a)(2), a conflict of interest transaction is authorized, approved, or ratified if it receives the vote of a majority of the shares entitled to be counted under this subsection. Shares owned by or voted under the control of a director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity described in subsection (b)(1), may not be counted in a vote of shareholders to determine whether to authorize, approve, or ratify a conflict of interest transaction under subsection (a)(2). The vote of those shares, however, is counted in determining whether the transaction is approved under other sections of the Bylaws or Articles of Incorporation of the Corporation. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this subsection constitutes a quorum for the purpose of taking action under this section.

Section 8. Board Action Without a Meeting. Any action of the board of directors or a committee thereof that is required or permitted to be taken at a meeting may be taken without a meeting if written consent to the action, signed by all the members of the board or committee, is filed in the minutes of the proceedings of the board. Such consent shall have the same effect as a unanimous vote.

Section 9. Executive and Other Committees. The board of directors, by resolution adopted by a majority of the full board, may designate one or more of its members to constitute an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the board of directors, except that no committee shall have authority to:

(a) Approve or recommend to shareholders actions or proposals required by law to be approved by shareholders;

(b) Fill vacancies on the board of directors or any committee thereof;

(c) Amend the Bylaws;

(d) Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the board of directors; or

(e) Authorize or approve the issuance or sale of, or any contract to issue or sell, shares of stock or to designate the terms of a series or a class of shares or the relative rights, preferences and limitations of a voting group except that the board of directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the board of directors.

The board, by resolution adopted in accordance with this section, may designate one or more directors as alternate members of a committee who may act in the place of any absent member or members at any meeting of the committee, may fill vacancies in such committee, discharge any or all members of such committee, with or without cause, at any time, or may dissolve or deactivate such committee.

Section 10. Removal of Directors. At a special meeting of shareholders called expressly for that purpose, any director or the entire board of directors may be removed with or without cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If such director is a member of the executive committee or any other committee of the board of directors, he shall cease to be a member of that committee when he ceases to be a director.

                                   ARTICLE IV
                                    Officers

Section 1. Officers. This Corporation shall have a President, a Secretary, a Treasurer, and such other officers, assistant officers, and agents as the board of directors from time to time shall deem advisable. Corporate officers shall be elected by the board of directors at the annual meeting of the board and shall hold office for the term of one (1) year and until their successors are elected and qualified, unless sooner removed by the board of directors. Any person may hold two or more offices. The failure to elect a President, Vice President, Secretary, or Treasurer shall not affect the existence of the Corporation.
Section 2. President. The President shall be the chief executive officer of the Corporation and, in the absence of the chairman of the board of directors, shall preside at all meetings of the board of directors or shareholders of the Corporation, shall have general supervision of the affairs of the Corporation, shall make reports to the directors and shareholders, shall execute all instruments in the name of the Corporation and inscribe the seal where necessary or required, and shall perform all such other duties as are incident to his office or are properly required of him by the board of directors. The President shall be authorized to execute all documents on behalf of the Corporation without the necessity of joiner or attestation of any other officer.

Section 3. Vice President. The Vice President, in the absence or disability of the President, shall exercise the power and shall perform the duties of the President and shall exercise such other power and perform such other duties as the board of directors may prescribe.

Section 4. Secretary. The Secretary shall keep the minutes of all proceedings of the directors and of the shareholders, shall attend to the giving and serving of all notices to the shareholders and directors or other notice required by law or by these Bylaws, shall affix the seal of the Corporation to deeds, contracts, and other instruments or writings requiring a seal, when duly signed or when so ordered by the directors, shall authenticate records of the Corporation, shall have charge of the certificate books and stock books, all of the corporate records (except the financial records), and such other books and papers as the board may direct, and shall perform all other duties incident to the office of Secretary.

Section 5. Treasurer. The Treasurer shall have custody of all corporate funds, securities, financial records, and evidences of indebtedness of the Corporation, shall receive and give receipts and acquittances for monies paid in on account of the Corporation, shall pay out of the funds on hand all bills, payrolls, and other just debts of the Corporation, of whatsoever nature, upon maturity, shall enter regularly in books to be kept by him for that purpose, full and accurate accounts of all monies received and paid out by him on account of the Corporation, and shall perform all other duties incident to the office of Treasurer and as may be prescribed by the directors.

Section 6. Other Officers. Other officers and agents appointed by the board of directors shall be subject to the supervision of and shall be responsible to perform the duties prescribed by the board of directors.

Section 7. Vacancies. A vacancy in any office due to death, resignation, removal, disqualification, or any other reason may be filled by the board of directors for the unexpired portion of the term.

Section 8. Removal. Any officer or agent may be removed from office with or without cause by the board of directors. In the case of the President, such removal shall be by a vote of not less than a majority of the full board of directors whenever, in the board's judgment, the removal will serve the best interests of the Corporation, but removal shall be without prejudice to the contract rights, if any, of the person removed. Removal of any other officer may be either by a majority of the whole membership of the board of directors or by the President. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 9. Salaries. The salaries of all officers of the Corporation, except as otherwise determined or required by an agreement entered into among all the shareholders of the Corporation, shall be fixed by the board of directors. No officer shall be ineligible to receive such salary by reason of the fact that he is also a director of the Corporation and receiving compensation therefor.

                                    ARTICLE V
                               Stock Certificates

Section 1. Authorized Issuance. This Corporation may issue the shares of stock authorized by the Articles of Incorporation and none other. No certificate shall be issued for any share until that share is fully paid.

Section 2. Certificates. Shares may be, but need not be, represented by certificates. If issued, each certificate shall be signed by the President or Vice President and the Secretary or Treasurer and shall bear the corporate seal. If shares are issued without certificates, the Corporation shall send each shareholder a written statement stating:

(a) The name of the Corporation and that the Corporation is organized under the laws of the State of Florida;

(b) The name of the shareholder;

(c) The number and class of shares;

(d) If the Corporation is authorized to issue different classes of shares, the designations, relative rights, preferences, and limitations applicable to each class; and

(e) Any restrictions on transfer.

Section 3.  Form.

(a) Each certificate representing shares shall state upon the face thereof: the name of the Corporation; that the Corporation is organized under the laws of the State of Florida; the name of the person or persons to whom issued; the number and class of shares and the designation of the series, if any, that such certificate represents.

(b) Every certificate representing shares that are restricted as to the sale, disposition, or other transfer of such shares shall state upon the face or back of the certificate that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate or shall state that the Corporation will furnish to any shareholder, upon request and without charge, a full statement of such restrictions.

(c) Every certificate representing shares owned by a shareholder who is party to a shareholders' agreement shall state upon the face or back of such certificate that such shares are subject to a shareholders' agreement.

Section 4. Transfer. Transfer of stock on the books of this Corporation shall be made only by the person named in the certificate or by an attorney lawfully constituted therefor, or in the case of a certificate alleged to have been lost, stolen, or destroyed, upon compliance with the provisions of Section 6 of this
Article V.

Each stock certificate issued representing shares of the Corporation shall bear a restrictive legend as follows:

THE SECURITIES REPRESENTED BY THIS STOCK CERTIFICATE ARE RESTRICTED SECURITIES AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED, WHETHER OR NOT FOR CONSIDERATION, BY THE PURCHASER EXCEPT UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF ITS COUNSEL TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE ACT.

The provisions of this section may be superseded as to parties to a shareholders' agreement or agreements by the provisions of any shareholders' agreement or agreements executed by the Corporation and the number of shareholders otherwise sufficient to amend these Bylaws.

Section 5. Lost or Destroyed Certificates. When a certificate has been lost or destroyed, this Corporation shall issue a new certificate in the place of any certificate previously issued if the holder of record of the certificate: makes proof in affidavit form that it has been lost, destroyed, or wrongfully taken, or provides such other proof of loss or destruction satisfactory to the board of directors; requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; if required by the board of directors, gives bond with a sufficient surety approved by the board of directors in an amount reasonably necessary to protect the Corporation or any person injured by the issue of a new certificate from any liability or expense which may be incurred by reason of the original certificate remaining outstanding; and satisfies any other reasonable requirements imposed by the Corporation.

                                   ARTICLE VI
                                Books and Records

Section 1. Corporate Books and Records.

(a) The Corporation shall keep at its principal or registered office in the State of Florida a book (or books, if more than one kind, class, or series of stock is outstanding) to be known as the "Stock Book," containing the names and addresses of all shareholders and the number, class, and series of the shares held by each. The Corporation shall also keep correct and complete books and records of account and shall keep as permanent records minutes of the proceedings of its shareholders, board of directors, and committees of directors and shall maintain a record of its shareholders.

(b) Any books, records, and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 2. Shareholder Inspection Rights.

(a) Any shareholder of the Corporation is entitled to inspect and copy, during regular business hours at the Corporation's principal office, upon giving the Corporation written notice of his demand at least five (5) days before the date on which he wishes to inspect and copy the Articles or Restated Articles of Incorporation and all amendments thereto of the Corporation, the Bylaws or restated Bylaws and all amendments thereto of the Corporation, resolutions adopted by the board of directors creating one or more classes or series of shares and fixing the relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding, the minutes of all shareholders meetings and records of all action taken by shareholders without a meeting for the past three (3) years, written communications to all shareholders generally or all shareholders of a class or series within the past three (3) years, including the financial statements furnished to such shareholders for the past three (3) years, a list of the names and business street addresses of its current directors and officers, and the Corporation's most recent annual report.

(b) Any shareholder of the Corporation is entitled to inspect and copy, subject to the provisions of paragraph (c) below, during regular business hours at a reasonable location specified by the Corporation, upon giving the Corporation written notice of his demand at least five (5) business days before the date on which he wishes to inspect and copy the following documents:

(1) Excerpts from any meeting of the board of directors, records of any action of a committee of the board of directors, minutes of any meeting of the shareholders, and records of action taken by the shareholders or board of directors without a meeting;

(2) Accounting records of the Corporation;

(3) The record of shareholders; and

(4) Any other books and records.

(c) No shareholder who, within two (2) years, has (i) sold or offered for sale any list of shareholders or holders of voting trust certificates for shares of this Corporation or any other corporation, (ii) aided or abetted any person in procuring any list of shareholders or of holders of voting trust certificates for any such purpose, or (iii) improperly used or in the reasonable opinion of the board of directors might use, any information secured through any prior examination of the books and records of account, minutes, or records of shareholders or of holders of voting trust certificates for shares of the Corporation or any other corporation shall be entitled to examine the documents and records of the Corporation as provided in Section 2 of this Article VI. A shareholder who does not act in good faith or for a proper purpose in making his demand shall not be entitled to examine the documents and records of the Corporation as provided in Section 2 of this Article VI.

Section 3. Financial Statements.

(a) Unless modified by resolution of the shareholders, this Corporation shall prepare, not later than four (4) months after the close of each fiscal year:

(1) A balance sheet showing in reasonable detail the financial condition of the Corporation as of the date of the close of its fiscal year; and

(2) A profit and loss statement showing the results of its operation during its fiscal year.

(b) Upon the written request of any shareholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to such shareholder or holder of voting trust certificates a copy of its most recent balance sheet and profit and loss statement.

(c) Such balance sheets and profit and loss statements shall be filed and kept for at least five (5) years in the registered office of the Corporation in the State of Florida and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

                                   ARTICLE VII
                                    Dividends

Section 1. Permissible Distributions.

(a) The board of directors of the Corporation, from time to time, may declare and may pay dividends on its shares in cash, property, or its own shares. Dividends may be paid only if, after the distribution:

(1) The Corporation would be able to pay its debts as they become due in the usual course of business; and

(2) The Corporation's total assets would not be less than the sum of its total liabilities plus the amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

(b) The board of directors may base a determination that a distribution is not prohibited under subsection (a) either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances. In the case of any distribution based upon such a valuation, each such distribution shall be identified as a distribution based upon a current valuation of assets, and the amount per share paid on the basis of such valuation shall be disclosed to the shareholders concurrent with their receipt of the distribution.

Section 2. Stock Dividends.

(a) Dividends may be declared and paid in the Corporation's own authorized but unissued shares.

(b) No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless the Articles of Incorporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made or there are no outstanding shares of the class or series to be issued.

                                  ARTICLE VIII
                         Corporate Indemnification Plan

Section 1. Definitions. For purposes of this Article VIII, the following terms shall have the meanings hereafter ascribed to them:

(a) "Corporation" includes, as the context may require, J.A.B. HONDURAS, INC., any resulting corporation and any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director or officer of a constituent corporation, or is or was serving at the request of a constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, is in the same position with respect to the resulting or surviving corporation as he would have been with respect to such constituent corporation if its separate existence had continued.

(b) "Expenses" include, without limitation, all costs, expenses, attorneys' fees, and paralegal expenses incurred by the director or officer in, for or related to the Proceeding or in connection with investigating, preparing to defend, defending, being a witness in or participating in the Proceeding, including such costs, expenses, attorneys' fees and paralegal expenses incurred on appeal. Such attorneys' fees shall include without limitation, (i) attorneys' fees incurred by the director or officer in any and all judicial or administrative proceedings, including appellate proceedings, arising out of or related to the Proceedings; (ii) attorney's fees incurred in order to interpret, analyze or evaluate that person's rights and remedies in the Proceedings or under any contracts or obligations which are the subject of such Proceeding; and
(iii) attorneys' fees to negotiate with counsel for any claimant, regardless of whether formal legal action is taken against him.

(c) "Liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed to any employee benefit plan), and Expenses actually and reasonably incurred with respect to a Proceeding.

(d) "Not Opposed to the Best Interest of the Corporation" describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interest of the Corporation or the participants and beneficiaries of an employee benefit plan, as the case may be.

(e) "Other Enterprises" include employee benefit plans.

(f) "Proceeding" includes any threatened, pending, or complete action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal to which the person is a party by reason of the fact the he is or was a director or officer of the Corporation or is now or was

Serving at the Request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or Other Enterprise.

(g) "Serving at the Request of the Corporation" includes any service as a director or officer of the Corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries.

Section 2. Indemnification. The Corporation shall indemnify to the fullest extent permitted by law and shall advance Expenses therefor to any director or officer who was or is a party to any Proceeding, against Liability incurred in connection with such Proceeding, including any appeal thereof; provided, however, that no indemnification under this Section 2 shall be made:

(a) If a judgment or other final adjudication established that the person's actions or omissions to act were material to the cause of action adjudicated and such actions or omissions constitute either:

(1) A violation of the criminal law, unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

(2) A transaction from which the director or officer derived an improper personal benefit;

(3) In the case of a director, a circumstance under which the Liability provisions of Fla. Stat. 607.0834 are applicable; or

(4) Willful misconduct or a conscious disregard for the best interest of the Corporation in a Proceeding by or in the right of the Corporation to procure a judgment in its favor in a Proceeding by or in the right of a shareholder.

(b) Unless authorized in the specific case by either:

(1) The board of directors by a majority vote of a quorum consisting of directors who were not parties to such Proceeding;

(2) If such a quorum is not obtained or, even if obtained, a majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the Proceeding;

(3) Independent legal counsel:

(i) Selected by the board of directors prescribed in paragraph (b)(1) or the committee prescribed in paragraph (b)(2);

(ii) If a quorum of the directors cannot be obtained for paragraph (b)(1) and the committee cannot be designated under paragraph (b)(2) selected by majority vote of the full board of directors (in which directors who are parties may participate); or

(4) The shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such Proceeding or, if no such quorum is obtainable, a majority vote of shareholders who were not parties to such Proceeding.

(c) Upon determination that:

(1) In a Proceeding other than an action by, or in the right of, the Corporation, the person did not act in good faith and in a manner he reasonably believed to be in, or Not Opposed to, the Best Interests of the Corporation and, with respect to any criminal action or Proceeding, had reasonable cause to believe his conduct was unlawful;

(2) In a Proceeding by, or in the right of, the Corporation to procure a judgment in its favor, the person did not act in good faith and in a manner he reasonably believed to be in, or Not Opposed to, the Best Interests of the Corporation; provided, further, that the parties described in Sections 2(b)(l)-(4) shall not authorize any indemnification in such a Proceeding if the person has been adjudged to be liable therein. The foregoing provision shall not preclude or limit indemnification under the mandatory indemnification provision of Section 3 or as directed by the court pursuant to Section 4;

(3) For purposes of making the determinations set forth in (c)(1) and (c)(2) above, the fact that a Proceeding was terminated by a judgment, order, settlement or conviction or upon plea of nolo contenders or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or Not Opposed to, the Best Interests of the Corporation or, with respect to any criminal action or Proceeding, that the person has reasonable cause to believe that his conduct was unlawful.

Section 3. Successful Defense. In all events, and notwithstanding the conditions and qualifications set forth in Section 2 above, the Corporation shall indemnify a director or officer who has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue, or matter therein, against Expenses actually and reasonably incurred by him in connection therein.

Section 4. Court Ordered Indemnification. Notwithstanding the failure of the Corporation to provide indemnification due to a failure to satisfy the conditions of Section 2(a)(l)-(4) and despite any contrary determination of the board or of the shareholders in the specific case, a director or officer of the Corporation who is or was a party to a Proceeding may apply for indemnification or advancement of Expenses, or both, to the court conducting the Proceeding, to the circuit court, or to another court of competent jurisdiction, and such court may order indemnification and advancement of Expenses, including Expenses incurred in seeking court-ordered indemnification or advancement of Expenses, if it determines that:

(a) The  director  or officer is  entitled to  mandatory  indemnification  under
Section 3, in which case the court shall also order the Corporation to pay such person reasonable Expenses incurred in obtaining court- ordered indemnification or advancement of Expenses;

(b) The director or officer is entitled to indemnification or advancement of Expenses, or both, under Section 2; or

(c) The directors or officer is fairly and reasonably entitled to indemnification or advancement of Expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standards of conduct set forth in Section 2(a)(l)-(4) or Section 2(b)(l)-(4).

Section 5. Authorization. If a judgment or other final adjudication establishes that the person's actions or omissions to act were material to the cause of action adjudicated and such actions or omission constitute a violation of the standards set forth in Section 2(a)(l)-(4), then the Corporation shall cause one or more of the meetings described in Section 2(b)(l)-(4) to be held for the purpose of determining and authorizing indemnification.




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Section 6. Advancement of Expenses.  Expenses incurred by an officer or director in defending a Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the Corporation pursuant to this Article VIII. Expenses incurred by other employees or Agents may be paid in advance upon such terms or consideration that the board of directors deems appropriate.

Section 7. Continuing Indemnification. Indemnification and advancement of Expenses as provided in this Article shall continue as, unless otherwise provided when such indemnification and advancement of Expenses was authorized or ratified, to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 8. Liability Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII.

Section 9. Statement to Shareholders. If any Expenses or other amounts are paid by way of indemnification other than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall, not later than the time of delivery to the shareholders of written notice of the next annual meeting of shareholders, unless such meeting is held within three (3) months from the date of such payment, and, in any event within fifteen (15) months from the date of such payment, deliver either personally or by mail to each shareholder of record at the time entitled to vote for the election , on of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

Section 10. Employee and Agents. The board of directors may authorize indemnification or advancement of expenses in favor of other employees or agents upon such terms or conditions as the board of directors may deem appropriate under the circumstances, and may enter into agreement thereof with such employees and agents.

Section 11. Indemnification Hereunder in Addition to Other Rights. The rights of an officer or director hereunder shall be in addition to any other rights such person may have under the Corporation's Articles of Incorporation or the Florida General Corporation Act or otherwise, and nothing herein shall be deemed to diminish or otherwise restrict such person's right to indemnification under any such other provision. It is the intent of this Bylaw to provide the maximum indemnification possible under the applicable law. To the extent applicable law or the Articles of Incorporation of the Corporation, as in effect on the date hereof or at any time in the future, permit greater indemnification than is provided for in this Bylaw, the parties hereto agree that Indemnitee shall enjoy by this agreement the greater benefits so afforded by such law or provision of the Articles of Incorporation, and this Bylaw and the exceptions to indemnification set forth in Section 2(a), to the extent applicable, shall be deemed amended without any further action by the Corporation to grant such greater benefits.

Section 12. Indemnification to Fullest Extent of Law. This Article VIII shall be interpreted to permit indemnification to the fullest extent permitted by law. If any part of this Article shall be found to be invalid or ineffective in any action, suit or proceeding, the validity and effect of the remaining part thereof shall not be affected. The provisions of this Article VIII shall be applicable to all Proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after its adoption.



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Section 13. Limitations.  In no event shall the Corporation indemnify an officer or director against any Liability or advance Expenses arising out of or relating to a Proceeding brought by, on behalf of, or for the benefit of, such officer or director against the Corporation.

                                   ARTICLE IX
                        Loans to Employees and Officers;
                           Guaranty of Obligations of
                             Employees and Officers

This Corporation may lend money to, guarantee any obligation of, or otherwise assist any officer, director, or other employee of the Corporation or of a subsidiary, whenever, in the judgment of the directors, such loan, guaranty, or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty, or other assistance may be with or without interest and may be unsecured or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this Article shall be deemed to deny, limit, or restrict the powers of guaranty or warranty of this Corporation at common law or under any statute.

                                    ARTICLE X
                                      Seal

The corporate seal shall have the name of the Corporation between two concentric circles and the words "Corporate Seal Florida" and the year of incorporation in the center of that circle.

                                   ARTICLE XI
                     Amendment by Directors or Shareholders

These Bylaws may be repealed or amended, and new bylaws may be adopted, by either a majority of the board of directors at any meeting thereof, or by a majority vote of the stock entitled to vote thereon present at any shareholders meeting if notice of the proposed action was included in the notice of the meeting or was waived in writing by the holders of a majority of the stock entitled to vote thereon. However, the board of directors may not amend or repeal any bylaw adopted by shareholders if the shareholders specifically provide that such bylaw not be subject to amendment or repeal by the directors.

                                   ARTICLE XII
                                   Fiscal Year

The fiscal year of this Corporation shall be determined by the board of directors.

                                  ARTICLE XIII
                    "S" Corporation Election (If Applicable)

If the Corporation and its shareholders have elected to be treated as an "S" corporation under the Internal Revenue Code, no shareholder may take any action or commit any act that would result in the loss of "S" corporation status to the Corporation and its shareholders, and no attempt to take such action or commit such act shall have validity or effect unless consented to by a majority of shares entitled to vote at any meeting of shareholders.

The undersigned, being the duly elected and acting Secretary of the Corporation, hereby certifies that the foregoing constitute the validly adopted and true Bylaws of the Corporation as of the date set forth below.








Dated:   13 June 2001                   /s/  Jefferson A. Bootes
                                        Jefferson A. Bootes, Secretary

                                                 (Corporate Seal)



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